UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2013

SABINE PASS LNG, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-138916	20-0466069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective December 6, 2013, Jerry D. Smith, who currently serves as Vice President and Chief Accounting Officer of Sabine Pass LNG-GP, Inc. (the "General Partner"), the general partner of Sabine Pass LNG, L.P. (the "Partnership" or "we"), will cease to serve as Chief Accounting Officer of the General Partner of the Partnership. We anticipate that Leonard Travis will be appointed Vice President and Chief Accounting Officer of our General Partner at the next regularly scheduled meeting of the Board of Directors of our General Partner. The Partnership recognizes the hard work and good performance of Mr. Smith during his tenure as Chief Accounting Officer.

Prior to joining our General Partner, Mr. Travis served as Senior Vice President and Chief Financial Officer of U.S. Well Services, LLC, an upstream oil and gas service provider, from January 2012 through August 2012. Prior to that time, Mr. Travis was the Vice President and Chief Accounting Officer of Pride International, Inc., an offshore drilling company, from December 2006 until June 2011, when Pride International, Inc. was sold to Ensco. Prior to joining Pride, Mr. Travis, served BMC Software as Vice President, Controller since May 2004. Mr. Travis was promoted to Vice President, Controller and Chief Accounting Officer of BMC Software in September 2004. From 2001 through 2004, Mr. Travis was Vice President, Corporate Controller of Arris Group, Inc. From 1998 through 2001, he was the Finance Director-Europe of RELTEC Corporation and the Vice President of Finance of Marconi Services-Americas, a division of RELTEC's successor, Marconi, Plc. Prior to 1998, Mr. Travis held various controller positions in finance and operations at RELTEC Corporation and spent two years at Ernst & Whinney. Mr. Travis is a CPA and a CMA, achieved his undergraduate degree in Accounting from Northern Illinois University, and has his MBA in Finance from The University of Chicago.

The Partnership is managed by the General Partner and has no employees, directors or officers. The General Partner has paid no cash compensation to its officers since its inception. All of the officers of the General Partner are also officers of Cheniere Energy, Inc. ("Cheniere"). Cheniere compensates these officers for the performance of their duties as officers of Cheniere, which includes managing the Partnership.

Except for the employment arrangements described, there are no other material relationships or transactions between Mr. Travis and the Partnership or any of the General Partners’ directors, executive officers, or major securityholders, or the immediate family members of any such person. In addition, there are no family relationships between Mr. Travis and any director or executive officer of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LNG, L.P

	By:	SABINE PASS LNG-GP, INC.,
its general partner

Date: November 7, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Chief Financial Officer